Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            We consent to the incorporation by reference in Registration Statement No. 333-116317 of Document Security Systems, Inc and Subsidiaries on Form S-3 of our report, dated March 21, 2005, on the consolidated financial statements as of and for the year ended December 31, 2004, appearing in this Annual Report on Form 10-KSB of Document Security Systems, Inc and Subsidiaries for the year ended December 31, 2004.

FREED MAXICK & BATTAGLIA, CPAs, PC

Buffalo, New York
March 30, 2005